Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of Navitas Semiconductor Corporation of our report dated June 7, 2021, relating to the financial statements of Navitas Semiconductor Limited as of and for the year ended December 31, 2019.
/s/ CohnReznick LLP
Los Angeles, California
January 24, 2022